UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026
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BillionToOne, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-42934	81-1082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1035 O’Brien Drive
Menlo Park, CA 94025
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 460-2551

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	BLLN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 23, 2026, BillionToOne, Inc. (the “Company”) entered into a lease (the “Lease”) with Whipple Road Portfolio, LLC (the “Landlord”), pursuant to which the Company will lease approximately 62,659 square feet of office and laboratory space at 3260 Whipple Road, Union City, CA 94587. The leased space is intended to provide additional laboratory capacity to support anticipated growth in test volumes over the next several years, as total test volumes have exceeded the Company’s plan over the last year. The laboratory space at the leased premises will be dedicated to the Company's oncology products, more than tripling the current oncology-dedicated laboratory space. Once completed, this facility will expand the Company’s total facility space by approximately 16%.
Prior to the commencement date of the Lease, the Landlord and Company will perform certain work to build out the laboratory space and office facility at the leased premises, which will be partially paid for with the tenant improvement allowance discussed below. The Lease is anticipated to commence on or about August 1, 2027, following the substantial completion of tenant improvements, and has an initial term of 12 years. The Lease includes an option to further extend the lease for an additional 10 years at the then-prevailing market rate.
The aggregate base rent payments due over the 12-year term of the Lease are approximately $46.7 million, with the Landlord providing an initial 12-month rent abatement period and a tenant improvement allowance of up to $12.5 million. The Lease contains customary provisions requiring the Company to pay its pro rata share of operating expenses and certain taxes, assessments and fees related to the leased premises, as well as a security deposit of $407,910 payable upon signing the Lease. The Company and Landlord have made customary representations, warranties and covenants in the Lease.
The foregoing description of the terms of the Lease is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease Agreement is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Note Regarding Forward-Looking Statements
This Form 8-K contains certain forward-looking statements within the meaning of federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this Form 8-K include, but are not limited to, statements regarding anticipated growth in test volumes. These statements are based on management’s current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, some of which are beyond BillionToOne’s control. These and additional risks and uncertainties could affect BillionToOne’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. These risks and uncertainties include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in BillionToOne’s most recently filed quarterly report on Form 10-Q, the annual report on Form 10-K and other filings BillionToOne makes with the Securities and Exchange Commission from time to time. The forward-looking statements in this Form 8-K are based on information available to BillionToOne as of the date hereof, and BillionToOne disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing BillionToOne’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BillionToOne, Inc.

Date:	June 29, 2026	By:	/s/ Ross Taylor
		Name:	Ross Taylor
		Title:	Chief Financial Officer